EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             OPAL TECHNOLOGIES, INC.


It  is  hereby  certified  that:

          1. The name of the corporation (hereinafter called the "corporation") is Opal Technologies, Inc.


          2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

          "FIRST: The name of the corporation (hereinafter called the "corporation") is Lapis Technologies, Inc."


          3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed  on  October  3,  2002.


                              /s/  Harry  Mund
                              ---------------------------------
                              Harry  Mund,  President  and  CEO




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